Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

24-18

Contacts:	Jayshree Desai, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(281) 881-5170
(713) 629-7600

QUANTA SERVICES REPORTS THIRD QUARTER 2024 RESULTS

Third Quarter Consolidated Revenues of $6.5 Billion*

Third Quarter GAAP Diluted EPS of $1.95* and Adjusted Diluted EPS of $2.72*

Net Income Attributable to Common Stock of $293.2 Million* and Adjusted EBITDA of $682.8 Million*

Year-to-Date Cash Flow From Operations of $1.37 Billion* and Free Cash Flow of $979.3 Million*

Remaining Performance Obligations of $15.6 Billion* and Total Backlog of $34.0 Billion*

Raising Mid-Point of Full-Year 2024 Adjusted Earnings Per Share Expectations

* = Record quarterly or record third quarter result

HOUSTON – October 31, 2024 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2024. Revenues in the third quarter of 2024 were $6.49 billion compared to revenues of $5.62 billion in the third quarter of 2023, and net income attributable to common stock was $293.2 million, or $1.95 per diluted share, in the third quarter of 2024 compared to net income attributable to common stock of $272.8 million, or $1.83 per diluted share, in the third quarter of 2023. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $2.72 for the third quarter of 2024 compared to $2.24 for the third quarter of 2023.

“Quanta delivered another quarter of double-digit growth in many of our financial metrics, reached total backlog of $34.0 billion and generated free cash flow of $539.5 million. We believe our consistent, profitable growth reflects the power of our portfolio, sound execution, strong demand for our services and an expanding total addressable market as we continue to advance our collaborative, solutions-based relationships with our customers and enhance our capabilities and service lines,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

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“The integration of Cupertino Electric is progressing well and while it is early, we have experienced positive customer response to our comprehensive, critical path electrical infrastructure solution for the technology and data center industry that provides opportunity to improve speed to market for projects. Quanta sits at the nexus of the utility, renewable energy and technology industries, and the convergence of these industries is gaining pace. With the increased demand for and tightening of power generation capacity and the significant power grid upgrades and enhancements required to facilitate load growth, our collaborative, solutions-based approach is valued by our clients more than ever. We believe we are well positioned to achieve another year of double-digit earnings per share growth in 2025 due to increasing demand for our services, strong execution of our strategic plan and capital deployment opportunities.”

Certain items that impacted Quanta’s results for the three and nine months ended September 30, 2024 and 2023 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock. Quanta completed eight acquisitions during the first nine months of 2024 and five acquisitions during the full year 2023, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2024 and 2023, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Acquired Power Transformer Manufacturing Company - In September 2024, Quanta completed the acquisition of a company based in Buffalo, New York with a 100-year operating history that specializes in designing, manufacturing and distributing medium-voltage, liquid-filled power transformers for industrial and electrical companies and utilities.

•

Made Strategic Investment in Hybar LLC - In August 2024, Quanta made a strategic minority investment in Hybar LLC. Headquartered in Osceola, Arkansas, Hybar is building a technologically advanced scrap metal recycling steel rebar mill in northeast Arkansas, which is designed to incorporate environmentally sustainable processes. Once completed, the mill will be powered by an adjacent 105 MW solar field and battery storage facility and is expected to produce a full complement of high-yielding steel rebar that can be used in large infrastructure projects.

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Published 2023 Sustainability Report - In September 2024, Quanta published its 2023 Sustainability Report, which provides transparency around Quanta’s sustainability strategy and how the company is measuring its continued progress in 2023. Titled “Forging the Future,” the report discusses Quanta’s critical role in enabling the energy transition and includes Quanta’s goal to grow its positive impact on society through collaboration with its customers on the energy transition, while reducing the carbon intensity of its operations.

•

Completed the Acquisition of Cupertino Electric - In July 2024, Quanta completed the acquisition of CEI, a premier electrical infrastructure solutions provider to the technology, renewable energy and infrastructure and commercial industries. Founded in 1954 and headquartered in San Jose, California, CEI provides integrated turnkey solutions, including engineering, procurement, project management, construction and modularization services, to a high-quality and diverse customer base across the United States. Through its diverse geographic, customer, end market and service line portfolio, CEI has grown to become the sixth largest electrical solutions provider in the country.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

Revenues in the nine months ended September 30, 2024 were $17.12 billion compared to revenues of $15.10 billion in the nine months ended September 30, 2023, and net income attributable to common stock was $599.7 million, or $4.00 per diluted share, in the nine months ended September 30, 2024 compared to net income attributable to common stock of $533.8 million, or $3.59 per diluted share, in the nine months ended September 30, 2023. Adjusted diluted earnings per share attributable to common stock was $6.03 for the nine months ended September 30, 2024 compared to $5.12 for the nine months ended September 30, 2023.

FULL-YEAR 2024 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during the remainder of 2024.

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Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2024 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2024, Quanta now expects revenues to range between $23.5 billion and $23.9 billion and net income attributable to common stock to range between $853 million and $899 million. Quanta also now expects diluted earnings per share attributable to common stock to range between $5.68 and $5.99 and adjusted diluted earnings per share attributable to common stock to range between $8.50 and $8.80. Quanta now expects EBITDA to range between $2.06 billion and $2.13 billion and adjusted EBITDA to range between $2.25 billion and $2.32 billion. Additionally, for the full year ending December 31, 2024, Quanta now expects net cash attributable to operating activities to range between $1.78 billion and $2.00 billion and free cash flow (a non-GAAP financial measure) to range between $1.30 billion and $1.50 billion.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2024 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS CONFERENCE CALL AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on October 31, 2024, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investor Relations section of the

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Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the Company’s website and a telephonic replay will be available through November 6, 2024 by dialing 1-877-660-6853 and referencing the conference ID 13743887.

Additionally, Quanta has posted its Third Quarter 2024 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, technology and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers, including with respect to the transition to a reduced-carbon economy; the potential benefits from, and future financial and operational performance of, acquired businesses and investments, including CEI; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties,

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as well as the collectability of receivables; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support the transition to a reduced-carbon economy, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes in climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy; statements reflecting expectations, goals, targets, intentions, strategies, assumptions, plans, or beliefs regarding Quanta’s sustainability strategy; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and expectations regarding Quanta’s ability to reduce its debt and maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers that Quanta has long-standing or significant relationships with; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties managing Quanta’s business as it expands and becomes more complex; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2023, Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended

September 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$6,493,167	$5,620,822	$17,119,373	$15,098,258
Cost of services	5,480,597	4,773,498	14,671,978	12,953,640

Gross profit	1,012,570	847,324	2,447,395	2,144,618
Equity in earnings of integral unconsolidated affiliates	14,015	11,707	34,935	30,697
Selling, general and administrative expenses	(483,878)	(386,538)	(1,318,574)	(1,155,261)
Amortization of intangible assets	(110,422)	(71,361)	(267,147)	(213,789)
Change in fair value of contingent consideration liabilities	(1,124)	(803)	(2,864)	(803)

Operating income	431,161	400,329	893,745	805,462
Interest and other financing expenses	(59,950)	(47,531)	(146,343)	(137,413)
Interest income	7,237	1,993	18,817	4,957
Other income (expense), net	2,994	(3,744)	29,493	7,541

Income before income taxes	381,442	351,047	795,712	680,547
Provision for income taxes	82,421	77,522	178,716	143,468

Net income	299,021	273,525	616,996	537,079
Less: Net income attributable to non-controlling interests	5,836	689	17,292	3,298

Net income attributable to common stock	$293,185	$272,836	$599,704	$533,781

Earnings per share attributable to common stock:
Basic	$1.99	$1.88	$4.09	$3.68

Diluted	$1.95	$1.83	$4.00	$3.59

Shares used in computing earnings per share:
Weighted average basic shares outstanding	147,394	145,455	146,639	145,118

Weighted average diluted shares outstanding	150,556	148,792	149,911	148,749

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$764,067	$1,290,248
Accounts receivable, net	5,149,915	4,410,829
Contract assets	1,328,833	1,413,057
Inventories	275,852	175,658
Prepaid expenses and other current assets	527,382	387,105

Total current assets	8,046,049	7,676,897
PROPERTY AND EQUIPMENT, net	2,649,467	2,336,943
OPERATING LEASE RIGHT-OF-USE ASSETS	302,786	249,443
OTHER ASSETS, net	619,139	565,625
OTHER INTANGIBLE ASSETS, net	1,966,689	1,362,412
GOODWILL	5,282,170	4,045,905

Total assets	$18,866,300	$16,237,225

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$556,238	$535,202
Current portion of operating lease liabilities	94,685	77,995
Accounts payable and accrued expenses	3,999,027	3,061,242
Contract liabilities	1,875,388	1,538,677

Total current liabilities	6,525,338	5,213,116
LONG-TERM DEBT, net of current maturities	4,131,843	3,663,504
OPERATING LEASE LIABILITIES, net of current portion	224,282	186,996
DEFERRED INCOME TAXES	337,025	254,004
INSURANCE AND OTHER NON-CURRENT LIABILITIES	558,787	636,250

Total liabilities	11,777,275	9,953,870

TOTAL STOCKHOLDERS’ EQUITY	7,070,617	6,272,241
NON-CONTROLLING INTERESTS	18,408	11,114

TOTAL EQUITY	7,089,025	6,283,355

Total liabilities and equity	$18,866,300	$16,237,225

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2024 and 2023 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Revenues:
Electric Power Infrastructure Solutions	$2,982,032	45.9%	$2,489,547	44.3%	$7,761,480	45.3%	$7,240,838	48.0%
Renewable Energy Infrastructure Solutions	2,251,855	34.7	1,746,636	31.1	5,870,411	34.3	4,144,304	27.4
Underground Utility and Infrastructure Solutions	1,259,280	19.4	1,384,639	24.6	3,487,482	20.4	3,713,116	24.6

Consolidated revenues	$6,493,167	100.0%	$5,620,822	100.0%	$17,119,373	100.0%	$15,098,258	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	354,505	11.9%	296,176	11.9%	846,390	10.9%	755,342	10.4%
Renewable Energy Infrastructure Solutions	221,509	9.8%	151,389	8.7%	459,076	7.8%	297,532	7.2%
Underground Utility and Infrastructure Solutions (b)	93,956	7.5%	123,764	8.9%	222,437	6.4%	292,544	7.9%
Corporate and Non-Allocated Costs (c)	(238,809)	(3.7)%	(171,000)	(3.0)%	(634,158)	(3.7)%	(539,956)	(3.6)%

Consolidated operating income	$431,161	6.6%	$400,329	7.1%	$893,745	5.2%	$805,462	5.3%

(a)

Included in operating income for the Electric Power Infrastructure Solutions segment was equity in earnings of integral unconsolidated affiliates of $14.0 million and $11.7 million for the three months ended September 30, 2024 and 2023 and $34.9 million and $30.7 million for the nine months ended September 30, 2024 and 2023.

(b)

Included in operating income for the Underground Utility and Infrastructure Solutions segment was a loss of $11.9 million on the disposition of a non-core business during the nine months ended September 30, 2024, which also impacted operating income as a percentage of segment revenue by approximately 35 basis points.

(c)

Included in corporate and non-allocated costs was, among other things, amortization expense of $110.4 million and $71.4 million for the three months ended September 30, 2024 and 2023, and $267.1 million and $213.8 million for the nine months ended September 30, 2024 and 2023 and acquisition and integration costs of $7.1 million and $4.2 million for the three months ended September 30, 2024 and 2023, and $25.5 million and $26.3 million for the nine months ended September 30, 2024 and 2023.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment, along with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	September 30, 2024		December 31, 2023		September 30, 2023
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$4,276,630	$7,081,450	$2,762,608	$4,505,830	$2,693,352	$4,383,055
Estimated orders under MSAs and short-term, non-fixed price contracts	5,935,083	12,868,759	5,597,732	10,995,198	5,302,341	11,036,307

Backlog	$10,211,713	$19,950,209	$8,360,340	$15,501,028	$7,995,693	$15,419,362

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$5,230,590	$7,138,365	$5,512,159	$8,005,368	$5,712,436	$7,713,988
Estimated orders under MSAs and short-term, non-fixed price contracts	301,359	432,580	118,770	119,634	112,534	201,851

Backlog	$5,531,949	$7,570,945	$5,630,929	$8,125,002	$5,824,970	$7,915,839

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$1,161,919	$1,389,715	$1,017,227	$1,383,057	$1,143,729	$1,464,623
Estimated orders under MSAs and short-term, non-fixed price contracts	2,220,595	5,053,421	2,222,451	5,099,332	2,054,024	5,295,722

Backlog	$3,382,514	$6,443,136	$3,239,678	$6,482,389	$3,197,753	$6,760,345

Total
Remaining performance obligations	$10,669,139	$15,609,530	$9,291,994	$13,894,255	$9,549,517	$13,561,666
Estimated orders under MSAs and short-term, non-fixed price contracts	8,457,037	18,354,760	7,938,953	16,214,164	7,468,899	16,533,880

Backlog	$19,126,176	$33,964,290	$17,230,947	$30,108,419	$17,018,416	$30,095,546

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$293,185	$272,836	$599,704	$533,781
Acquisition and integration costs	7,053	4,166	25,461	26,338
Change in fair value of contingent consideration liabilities	1,124	803	2,864	803
Equity in losses (earnings) of non-integral unconsolidated affiliates	1,662	966	(1,413)	(1,119)
Loss on disposition of business (gain on sale of investment), net (a)	662	—	4,370	(1,496)
Income tax impact of adjustments (b)	(1,782)	(24,206)	(5,909)	(28,426)
Impact of income tax contingency releases (c)	(3,065)	—	(3,065)	—

Adjusted net income attributable to common stock before certain non-cash adjustments	298,839	254,565	622,012	529,881
Non-cash stock-based compensation	38,234	32,600	110,815	94,658
Amortization of intangible assets	110,422	71,361	267,147	213,789
Amortization included in equity in earnings of integral unconsolidated affiliates	870	1,465	3,602	4,726
Income tax impact of non-cash adjustments (b)	(38,909)	(27,439)	(99,290)	(81,509)
Adjusted net income attributable to common stock	$409,456	$332,552	$904,286	$761,545

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$1.95	$1.83	$4.00	$3.59
Acquisition and integration costs	0.05	0.03	0.17	0.18
Change in fair value of contingent consideration liabilities	0.01	0.01	0.02	0.01
Equity in losses (earnings) of non-integral unconsolidated affiliates	0.01	0.01	(0.01)	(0.01)
Loss on disposition of business (gain on sale of investment), net (a)	—	—	0.03	(0.01)
Income tax impact of adjustments (b)	(0.02)	(0.17)	(0.04)	(0.20)
Impact of income tax contingency releases (c)	(0.02)	—	(0.02)	—

Adjusted diluted earnings per share before certain non-cash adjustments	1.98	1.71	4.15	3.56
Non-cash stock-based compensation	0.25	0.22	0.74	0.64
Amortization of intangible assets	0.73	0.48	1.78	1.44
Amortization included in equity in earnings of integral unconsolidated affiliates	0.01	0.01	0.02	0.03
Income tax impact of non-cash adjustments (b)	(0.25)	(0.18)	(0.66)	(0.55)
Adjusted diluted earnings per share	$2.72	$2.24	$6.03	$5.12

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	150,556	148,792	149,911	148,749

See notes to follow.

(a)

The amount for the nine months ended September 30, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amount for the three and nine months ended September 30, 2024 is a release of tax contingencies upon expiration of certain statute of limitations periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2024 and 2023

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and nine months ended September 30, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stock (GAAP as reported)	$293,185	$272,836	$599,704	$533,781
Interest and other financing expenses	59,950	47,531	146,343	137,413
Interest income	(7,237)	(1,993)	(18,817)	(4,957)
Provision for income taxes	82,421	77,522	178,716	143,468
Depreciation expense	89,979	81,488	262,525	239,746
Amortization of intangible assets	110,422	71,361	267,147	213,789
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	5,384	5,256	15,608	14,538

EBITDA	634,104	554,001	1,451,226	1,277,778
Non-cash stock-based compensation	38,234	32,600	110,815	94,658
Acquisition and integration costs	7,053	4,166	25,461	26,338
Equity in losses (earnings) of non-integral unconsolidated affiliates	1,662	966	(1,413)	(1,119)
Loss on disposition of business (gain on sale of investment), net (a)	662	—	4,370	(1,496)
Change in fair value of contingent consideration liabilities	1,124	803	2,864	803

Adjusted EBITDA	$682,839	$592,536	$1,593,323	$1,396,962

(a)

The amount for the nine months ended September 30, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Free Cash Flow For the Three and Nine Months Ended September 30, 2024 and 2023 (In thousands) (Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2024 and 2023. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollar in thousands.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$739,914	$406,592	$1,369,181	$572,414
Less: Net capital expenditures:
Capital expenditures	(212,498)	(139,800)	(457,093)	(325,397)
Cash proceeds from sale of property and equipment and related insurance settlements	12,054	13,020	67,230	47,983

Net capital expenditures	(200,444)	(126,780)	(389,863)	(277,414)

Free Cash Flow	$539,470	$279,812	$979,318	$295,000

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2024

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2024

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2024
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$853,100	$898,500
Acquisition and integration costs	27,100	27,100
Change in fair value of contingent consideration liabilities	2,900	2,900
Equity in earnings of non-integral unconsolidated affiliates	(1,400)	(1,400)
Loss on disposition of business (gain on sale of investment), net (a)	4,400	4,400
Non-cash stock-based compensation	152,600	152,600
Amortization of intangible assets	382,100	382,100
Amortization included in equity in earnings of integral unconsolidated affiliates	4,500	4,500
Income tax impact of adjustments (b)	(146,600)	(146,600)
Impact of income tax contingency releases (c)	(3,100)	(3,100)

Adjusted net income attributable to common stock	$1,275,600	$1,321,000

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock ( as defined by GAAP)	$5.68	$5.99
Acquisition and integration costs	0.18	0.18
Change in fair value of contingent consideration liabilities	0.02	0.02
Equity in earnings of non-integral unconsolidated affiliates	(0.01)	(0.01)
Loss on disposition of business (gain on sale of investment), net (a)	0.03	0.03
Non-cash stock-based compensation	1.02	1.02
Amortization of intangible assets	2.55	2.55
Amortization included in equity in earnings of integral unconsolidated affiliates	0.03	0.03
Income tax impact of adjustments (b)	(0.98)	(0.99)
Impact of income tax contingency releases (c)	(0.02)	(0.02)

Adjusted net income attributable to common stock	$8.50	$8.80

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	150,100	150,100

(a)	The amount is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amount is releases of tax contingencies upon expiration of certain statute of limitations periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2024 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (iv) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2024
Net income attributable to common stock (as defined by GAAP)	$853,100	$898,500
Interest and other financing expenses, net	174,000	178,000
Provision for income taxes	276,700	295,300
Depreciation expense	356,200	356,200
Amortization of intangible assets	382,100	382,100
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	20,200	20,200

EBITDA	2,062,300	2,130,300
Non-cash stock-based compensation	152,600	152,600
Acquisition and integration costs	27,100	27,100
Change in fair value of contingent consideration liabilities	2,900	2,900
Loss on disposition of business (gain on sale of investment), net (a)	4,400	4,400
Equity in earnings of non-integral unconsolidated affiliates	(1,400)	(1,400)

Adjusted EBITDA	$2,247,900	$2,315,900

(a)	The amount is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

-MORE-

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2024 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2024. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2024
Net cash provided by operating activities	$1,775,000	$2,000,000
Less: Net capital expenditures	(475,000)	(500,000)

Free Cash Flow	$1,300,000	$1,500,000

###